Exhibit 5.1

DAVID L. KAHN
Attorney at Law
3150 West Fir Avenue, #127
Fresno, CA 93711
Phone: (559) 440-9248, Fax: (559) 440-9348

                                                                                                                  October 26, 2005
Amalgamated Pictures Corp.
2321 Mears Parkway
Margate, FL 33063

RE:   Amalgamated Pictures Corp.
         Registration Statement on Form SB-2, No. 333-125145

Gentlemen and Ladies:

My Activities as Securities Counsel for the Company

            I have acted as securities counsel to Amalgamated Pictures Corp. (the "Company"). I have provided legal services in connection with the Company's proposed distribution of 500,000 Units consisting of 100,000 shares of the Company's $0.0001 par value Common Stock (the "Common Stock") and 100,000 Class A Warrants (the "Warrants'). The Common Stock and Warrants are more particularly described in the Prospectus in the Registration Statement (No. 333-125145) on Form SB-2 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended. In such capacity, I have examined the corporate records of the Company, including its Articles of Incorporation, Bylaws, and Minutes of Meetings and Consents of its Director. I also have examined and participated in the preparation of the Registration Statement.

            My Opinion Relating to the Securities Offering Based upon the foregoing investigations and examinations, I am of the opinion that:

            1. Valid Corporation. The Company is duly incorporated and existing under the laws of Florida.

            2. Authorized Stock. The Company has authorized 50,000,000 shares of common Stock, $0.0001 par value and 5,000,000 shares of preferred stock, $0.0001 par value.

            3. Validity and Non-assessability of Securities Being Sold. The Common Stock and warrants being sold upon receipt of the consideration therefore and satisfaction of any other specified conditions (including compliance with federal and state securities laws), when issued, will be duly authorized, fully paid and non-assessable.

                                                                                                                  Very truly yours,

                                                                                                                 /s/ David L. Kahn

                                                                                                                 David L. Kahn